UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

STONERIDGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377

(Address of principal executive offices and Zip Code)

(248) 489-9300

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 14, 2019 (the “2019 Annual Meeting”). At the 2019 Annual Meeting the following matters were voted on by the Company’s shareholders:

1.	The eight Company nominees for election to the Board of Directors were elected, each for a one-year term, by the following votes:

Nominee	For	Withheld	Broker Non-Votes
Jonathan B. DeGaynor	24,844,041	381,735	1,520,562
Jeffrey P. Draime	21,845,834	3,379,942	1,520,562
Douglas C. Jacobs	24,458,121	767,655	1,520,562
Ira C. Kaplan	22,351,007	2,874,769	1,520,562
Kim Korth	24,193,384	1,032,392	1,520,562
William M. Lasky	20,599,370	4,626,406	1,520,562
George S. Mayes, Jr.	24,994,640	231,136	1,520,562
Paul J. Schlather	24,995,641	230,135	1,520,562

2.	The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2019 was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
26,338,407	405,500	2,431	-

3.	A non-binding advisory resolution to approve the 2018 compensation paid to the Company’s Named Executive Officers was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
24,762,239	451,465	12,072	1,520,562

The Company’s policy is to have an advisory non-binding shareholder vote on the compensation of the Company’s Named Executive Officers on an annual basis until the next required shareholder vote on how frequently shareholders will vote on a non-binding resolution to approve the compensation of the Company’s Named Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: May 15, 2019	/s/ Robert R. Krakowiak
Robert R. Krakowiak, Executive Vice President Chief Financial Officer and Treasurer (Principal Financial Officer)